As filed with the Securities and Exchange Commission on June 23, 2015

Registration No. 333-191041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-191041

UNDER

THE SECURITIES ACT OF 1933

AOL INC.

(Exact Name of Registrant as specified in its charter)

Delaware	770 Broadway New York, New York 10003	20-4268793
(State or other jurisdiction of incorporation or organization)	(Address including zip code of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Julie M. Jacobs

General Counsel

22000 AOL Way

Dulles, VA 20166

(703) 265-1000

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed public sale: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration Statement No. 333-191041) (the “Registration Statement”) filed by AOL Inc., a Delaware corporation (“AOL”), with the U.S. Securities and Exchange Commission (the “Commission”) on September 6, 2013.

On June 23, 2015, pursuant to the Agreement and Plan of Merger, dated as of May 12, 2015, by and among Verizon Communications Inc., a Delaware corporation (“Verizon”), Hanks Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Verizon (“Acquisition Sub”), and AOL, Acquisition Sub merged with and into AOL (the “Merger”), with AOL surviving the Merger as a wholly owned subsidiary of Verizon.

In connection with the Merger, AOL has terminated any and all offerings of AOL’s securities pursuant to the Registration Statement. Accordingly, AOL hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by AOL in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 23, 2015.

AOL Inc.

By:	/s/ Julie M. Jacobs
Name:	Julie M. Jacobs
Title:	Executive Vice President, General Counsel and Corporate Secretary

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.